Annual Report

Cover Page

Name of issuer:

Chicago Steak Company, Inc.

Legal status of issuer:

Form: Corporation

Jurisdiction of Incorporation/Organization: MD

Date of organization: 10/26/2007

Physical address of issuer:

9200 Corporate Blvd
Rockville MD 20850

Website of issuer:

http://www.mychicagosteak.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Current number of employees:

17

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$945,227.00	$1,134,270.00
Cash & Cash Equivalents:	$943,353.00	$1,065,990.00
Accounts Receivable:	$0.00	$0.00
Short-term Debt:	$1,040,793.00	$1,009,643.00
Long-term Debt:	$0.00	$0.00
Revenues/Sales:	$3,445,048.00	$2,771,462.00
Cost of Goods Sold:	$2,289,674.00	$1,875,932.00
Taxes Paid:	$0.00	$0.00
Net Income:	$22,043.00	($32,641.00)

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

Chicago Steak Company, Inc.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?

☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Tom Tsitouris	President	Chicago Steak Company	2007
Matt Crowley	Vice President	Chicago Steak Company	2007

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Tom Tsitouris	President	2007
Tom Tsitouris	Treasurer	2007
Tom Tsitouris	President	2007
Tom Tsitouris	Treasurer	2007
Matt Crowley	Vice President	2007
Matt Crowley	Secretary	2007
Matt Crowley	Vice President	2007
Matt Crowley	Secretary	2007

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Matt Crowley	7,325 shares	20.0
Tommy Tsitouris	18,675 shares	51.0

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

Economy: if the economy in the US should enter a recession or downturn it could cause customers not purchase a luxury good item.

Change of attitude: if the attitude of the American public turns negative toward Beef/Red Meat it could cause a decrease in business activity.

Transportation Costs: if the price of Gasoline increases it would cause our delivery cost to increase and we would need to pass that cost on to the customer. This may result in people electing not to buy our product.

Mad Cow Disease: If (BSE) Bovine Spongiform Encephalopathy reoccurs in the US it could cause a crash in the beef/cattle market.

Management: should any health or personal issues arise in the Management Team at Chicago Steak Company it could cause a disruption in business activities.

Competition: should new competitors enter the market it could cause a cannibalization of the company's market share.

If an issue develops with FedEx or UPS, it can cause trouble with the distribution of the product.

If a major storm or other "act of god" were to disrupt the UPS or FedEx delivery network, it would cause significant loss of products.

Supplier: should any issue arise with our supplier that prohibits them from supplying & fulfilling orders, it would cause disruption in the business activities.

Chicago Steaks recently converted from an S-Corp to a C-Corp.

Ownership and Capital Structure

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights
Common Stock	100,000	36,620.20	Yes

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	

24. Describe the material terms of any indebtedness of the issuer:

The company had a 2017 BFS Loan that has been completely paid off. $100,000 was previously borrowed (1 year loan, 19% interest)

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
	Regulation Crowdfunding	SAFE	$74,775	General operations

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☐ Yes
☑ No

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

We sell and deliver the most premium cuts of beef worldwide. Our steaks are sourced exclusively from Mid-West raised heritage cattle, giving our steaks the prized marbling, and flavor that only come from superior growing conditions and bloodlines. These steaks are certified USDA Prime, meaning we only sell the top 2% of all beef. This dedication to quality has won us the People's Choice Award at the Great Steak Debate, and secured partnerships with Neiman Marcus and 5 star restaurants.

We've been selling the best steaks in the U.S. since 2008. We did over $3.2 million in sales last year and we just launched a second brand, Maine Lobster House at the beginning of 2019. Our goal is to become the one-stop-shop for premium cut-to-order beef, lobster, and gourmet cheese across the U.S.

Milestones

Chicago Steak Company, Inc. was incorporated in the State of Maryland in October 2007.

Since then, we have:

- Winner of People's Choice Award at The Great Steak Debate 2015
- $3.2 million in sales in 2018
- USDA Prime certified; only sell top 2% of all beef
- Launching spin-off brand Maine Lobster House

Historical Results of Operations

- *Revenues & Gross Margin.* For the period ended December 31, 2018, the Company had revenues of $3,445,048 compared to the year ended December 31, 2017, when the Company had revenues of $2,771,462. Our gross margin was 33.54% in fiscal year 2018, compared to 32.31% in 2017.
- *Assets.* As of December 31, 2018, the Company had total assets of $945,227, including $943,353 in cash. As of December 31, 2017, the Company had $1,134,270 in total assets, including $1,065,990 in cash.
- *Net Income.* The Company has had net income of $22,043 and net losses of $32,641 for the fiscal years ended December 31, 2018 and December 31, 2017, respectively.
- *Liabilities.* The Company's liabilities totaled $1,040,793 for the fiscal year ended December 31, 2018 and $1,009,643 for the fiscal year ended December 31, 2017.

Liquidity & Capital Resources

We plan to use the proceeds as set forth in this Form C under "Use of Funds". We don't have any other sources of capital in the immediate future.

We will likely require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company. Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Runway & Short/Mid Term Expenses

Chicago Steak Company, Inc. cash in hand is $895,003, as of December 2018. Over the last three months, revenues have averaged $625,000/month, cost of goods sold has averaged $360,000/month, and operational expenses have averaged $580,000/month, for an average burn rate of $315,000 per month. Our intent is to be profitable in 0 months.

There have been no material changes since the date that our financials cover.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and
- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://www.mychicagosteak.com/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Exchange Act Sections 13(a) or 15(d);
2. the issuer has filed at least one annual report and has fewer than 300 holders of record;
3. the issuer has filed at least three annual reports and has total assets that do not exceed $10 million;
4. the issuer or another party purchases or repurchases all of the securities issued pursuant to Section 4(a)(6), including any payment in full of debt securities or any complete redemption of redeemable securities; or the issuer liquidates or dissolves in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix C: Financial Statements

Financials 1

Appendix D: Director & Officer Work History

Matt Crowley
Tom Tsitouris

Appendix E: Supporting Documents



CHICAGO STEAK COMPANY

2018 Report

Dear investors,

Our brand continues to grow in credibility. Our steaks have received great feedback with thousands of positive reviews displaying across our website, Costco.com, amazon.com and other key sites. To date, we've shipped over 3 million meals out across the US.

We are excited at the launch of Maine Lobster House and hope to see it contribute toward sales growth in 2019. We had some setbacks in 2018 with the major move in fulfillment facilities. Ultimately we believe it was the right move to make as it will allow for continued growth and also flexibility in product offering.

Looking toward 2019 we focusing on continued growth for Steak U (and the monetization of it), beginning marketing efforts for Maine Lobster House, bringing on additional product offerings to focus on profitability.

We need your help!

We need help developing a grass roots referral marketing program. We think we need to use company ambassadors to go out to events and showcase our product. We also need to develop an effective Public Relations campaign. We have a strong brand presence online and have a great deal of marketing behind the brand. However we need to find other ways to spread the brand and find lower ways to acquire new customers since our CPA is too high.

Sincerely,

Matt Crowley
Vice President

Tom Tsitouris
President

Our Mission

We've been selling the best steaks in the U.S. since 2008. We did over $2.3 million in sales last year and now we're ready to scale and bring out a new selection of products. Not only are we exploring new cuts (such a Wagyu beef) but we're on the cusp of launching a second brand, Maine Lobster House. Our goal is to become the one-stop-shop for premium cut-to-order beef, lobster, and gourmet cheese across the U.S.

See our full profile

How did we do this year?

Report Card

B-

The Good

We were able to complete the build out of Maine Lobster House and Seafood University with a soft launch at the end of Q1 2019

We successfully migrated our fulfillment operation to a new 3rd party facility that specializes in high volume perishable fulfillment

Steak University continues to gain traction organically. In 2019 we had over 1 million unique visitors

The Bad

We had some operational issues with the new vendor as they learned our account which caused some delays in shipments during December

Closing the year out with sales growth flat, we were unable to continue our continued YOY growth that we had been experiencing

Despite continued growth on Steak University, we are struggling to monetize it

2018 At a Glance

January 1 to December 31

$3,445,048 +24%
Revenue

$22,043
Net Profit

$1,040,793 +3%
Short Term Debt

$82,780
Raised in 2017

$895,003
Cash on Hand
As of 12/31/18

INCOME | BALANCE | NARRATIVE

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

We sell and deliver the most premium cuts of beef worldwide. Our steaks are sourced exclusively from Mid-West raised heritage cattle, giving our steaks the prized marbling, and flavor that only come from superior growing conditions and bloodlines. These steaks are certified USDA Prime, meaning we only sell the top 2% of all beef. This dedication to quality has won us the People's Choice Award at the Great Steak Debate, and secured partnerships with Neiman Marcus and 5 star restaurants.

We've been selling the best steaks in the U.S. since 2008. We did over $3.2 million in sales last year and we just launched a second brand, Maine Lobster House at the beginning of 2019. Our goal is to become the one-stop-shop for premium cut-to-order beef, lobster, and gourmet cheese across the U.S.

Milestones

Chicago Steak Company, Inc. was incorporated in the State of Maryland in October 2007.

Since then, we have:

- Winner of People's Choice Award at The Great Steak Debate 2015

- $3.2 million in sales in 2018

- USDA Prime certified; only sell top 2% of all beef

- Launching spin-off brand Maine Lobster House

Historical Results of Operations

- *Revenues & Gross Margin*. For the period ended December 31, 2018, the Company had revenues of $3,445,048 compared to the year ended December 31, 2017, when the Company had revenues of $2,771,462. Our gross margin was 33.54% in fiscal year 2018, compared to 32.31% in 2017.

- *Assets*. As of December 31, 2018, the Company had total assets of $945,227, including $943,353 in cash. As of December 31, 2017, the Company had $1,134,270 in total assets, including $1,065,990 in cash.

- *Net Income*. The Company has had net income of $22,043 and net losses of $32,641 for the fiscal years ended December 31, 2018 and December 31, 2017, respectively.

- *Liabilities*. The Company's liabilities totaled $1,040,793 for the fiscal year ended December 31, 2018 and $1,009,643 for the fiscal year ended December 31, 2017.

Liquidity & Capital Resources

We plan to use the proceeds as set forth in this Form C under "Use of Funds". We don’t have any other sources of capital in the immediate future.

We will likely require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company. Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Runway & Short/Mid Term Expenses

Chicago Steak Company, Inc. cash in hand is $895,003, as of December 2018. Over the last three months, revenues have averaged $625,000/month, cost of goods sold has averaged $360,000/month, and operational expenses have averaged $580,000/month, for an average burn rate of $315,000 per month. Our intent is to be profitable in 0 months.

There have been no material changes since the date that our financials cover.

Net Margin: 1%

Gross Margin: 34%

Return on Assets: 2%

Earnings per Share: $612.31

Revenue per Employee: $202,650

Cash to Assets: 100%

Revenue to Receivables: ~

Debt Ratio: 110%

2017_FINANCIALS.pdf

We ❤ Our 102 Investors

Thank You For Believing In Us

Casey R Jones
Craig Vom Lehn
Price Vetter
Martin Tarr
James S. McWilliams
Annette Roll
Steve Gara
Stanley Forwand
Demarley Holder
Bruce Collins
James Mallard
Sudeep Mohan
Nicholas Hillard
Sam Simonovich
Andy Dupre
Dean Smith
John Shake
Rob Lauria
Daniel Chan
Omar Bizaro
Ever Lopez
Jae Li Ang
Pedro Miguel Perez Iruela
Joseph CHRISTY
Ashley King Scoggins
Jim Schilling
Bill Boynes
Joseph M Mares
Kenneth Dickie
Ted Tieken
James Barnish
Jim LoBretto
Lyle Notice
Terrance F Steyer
Mario Jones
Trasey Green
Robert L Bryant
Darlyne Nguyen
Jeffrey Haskins
Byron Massey
Joseph Ray Renteria
Tracey Raditz
Brian Polk
Bill Mialki
Jerome Hendricksen
Michael Fisher
Johannes Guenther
Timothy J Reiterman
James A Scott Iii,
Cody Thornton
Caspar Weinberger Jr
Mercedita Oducado
Michelle Lai
Michael Mercadante
Jeffrey Walters
Luis Torres
Michael Crowley
Ian M. Rodway
Jeff Holifield
Elizabeth W Scullin
Lawrence C. Rossa
Wendy King
J. Crowley
Shawn Fasulkey
David E Parker
Luis Boria
Donald Rohe
George R Jacobs
Daniel Nafziger
Sattar Shaik
John M. Dowd
Kenneth Sener
Kevin Beck
Michael Miraglia
William Barney
Marcus Shaw
Eeugene A GEGG
Lukas Cadil
Dennis Marzen
Steve Brady
John Smith
Teresa Morrow
Stephen Guilmette
Midhat Qidwai
Dennis Yu
Thomas Coppola
Richard T. LaLande
Rahul Vemulapally
Gareth Ujvarosy
Gerald Rhoades
Cameron McCord
Soon Fatt Yong

John Gluth
Randy Brown
Matthew Soojian
H. Wyatt Hanna, III
Frank Zaccaro
David A. Reiley
Lloyd Neste
Manuel Hernandez
Randall Lieberman
Joshua Ware

Thank You!

From the Chicago Steak Company Team



Matt Crowley
Vice President



Tom Tsitouris
President



Philippe Bind
Corporate Chef

A professionally trained chef, Philippe has been instrumental in the evolution of Steak University, a robust online guide that features cooking recipes, videos, educational articles, and reviews.



David Artino
Business Development

Specializing in large account relationship building, David has brought on major partners like Costco, Neiman Marcus and more.



Karen Robinson
Director of Preferred Clients

Karen's heart for this company shows in everything she does and she handles some of our largest clients and is key in fostering and deepening those relations.



Cyndi Aleman
Preferred Client Team

Cyndi's personality and cheer is contagious and she brings a great 'caring touch' to everyone she interacts with.



Daniela Chambers

Preferred Client Team and Social Media Manager

Daniela's dedication to this brand is unwavering and she has been instrumental in growing our social media presence.



Nicole Orellana

Preferred Client Team and Accounts Receivable

An ambassador for the brand, Nicole works with some of our major corporate clients on the sales front while keeping things in order on the AR side.



Mattie Nash

Graphic Designer

Mattie has been instrumental in the rebranding process of the Chicago Steak Company website. She also manages all Email Marketing and promotional collateral for CSC.



Andrew Morgan

Amazon Sales Manager

With nearly a decade of experience building Amazon accounts for multiple start-up brands, Andrew has been key in establishing our product line on Amazon.



Neil Flinchbaugh

Content Writer

As one of the preeminent marketing copywriters in the country, Neil has worked with many of the largest and most successful companies in the world.



Josh Barbour

Videographer and Photographer

Josh's passion and creativity shine through in all the video & photography work he does for the brand.



Mark Kranenburg

Steak University Host

Mark's personality is second to none as he engages audiences in our Steak University TV segments.



Steven Brown

Analytics and Digital Marketing Manager

With a passion for analytics and his analysis, Stephen's management of our marketing efforts has yielded higher sales and decreased costs within the first year.

Details

The Board of Directors

DIRECTOR	OCCUPATION	JOINED
Tom Tsitouris	President @ Chicago Steak Company	2007
Matt Crowley	Vice President @ Chicago Steak Company	2007

Officers

OFFICER	TITLE	JOINED
Tom Tsitouris	President, Treasurer	2007
Matt Crowley	Vice President, Secretary	2007

Voting Power

HOLDER	SECURITIES HELD	VOTING POWER
Matt Crowley	7,325 shares	20.0%
Tommy Tsitouris	18,675 shares	51.0%

Past Equity Fundraises

None.

Outstanding Debts

None.

Related Party Transactions

None.

Capital Structure

CLASS OF SECURITY	SECURITIES (OR AMOUNT) AUTHORIZED	SECURITIES (OR AMOUNT) OUTSTANDING	VOTING RIGHTS
Common Stock	100,000	36,620.20	Yes

	SECURITIES RESERVED FOR ISSUANCE UPON EXERCISE OR CONVERSION
Warrants:	0
Options:	0

Risks

Economy: if the economy in the US should enter a recession or downturn it could cause customers not purchase a luxury good item.

Transportation Costs: if the price of Gasoline increases it would cause our delivery cost to increase and we would need to pass that cost on to the customer. This may result in people electing not to buy our product.

Mad Cow Disease: If (BSE) Bovine Spongiform Encephalopathy reoccurs in the US it could cause a crash in the beef/cattle market.

Competition: should new competitors enter the market it could cause a cannibalization of the company's market share.

Supplier: should any issue arise with our supplier that prohibits them from supplying & fulfilling orders, it would cause disruption in the business activities.

Chicago Steaks recently converted from an S-Corp to a C-Corp.

If a major storm or other "act of god" were to disrupt the UPS or FedEx delivery network, it would cause significant loss of products.

If an issue develops with FedEx or UPS, it can cause trouble with the distribution of the product.

Management: should any health or personal issues arise in the Management Team at Chicago Steak Company it could cause a disruption in business activities.

Change of attitude: if the attitude of the American public turns negative toward Beef/Red Meat it could cause a decrease in business activity.

Description of Securities for Prior Reg CF Raise

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from shareholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the Board of Directors of the Company to manage the Company so as to maximize value for shareholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the Board of Directors of the Company. If the Board Of Directors of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and Board of Directors of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its shareholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

Minority Ownership

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Board Of Directors, and the Investor will have no independent right to name or remove an officer or member of the Board Of Directors of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Exercise of Rights Held by Principal Shareholders

As holders of a majority-in-interest of voting rights in the Company, the shareholders may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor. For example, the shareholders may change the terms of the operating agreement for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. The shareholders may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns. The shareholders have the right to redeem their securities at any time. Shareholders could decide to force the Company to redeem their securities at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability. In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional stock, an Investor's interest will typically also be diluted. Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Restrictions on Transfer

The securities offered via Regulation Crowdfunding may not be transferred by any purchaser of such securities during the one year period beginning when the securities were issued, unless such securities are transferred:

- to the issuer;
- to an accredited investor;
- as part of an offering registered with the U.S. Securities and Exchange Commission; or
- to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

Valuation Methodology for Prior Reg CF Raise

The initial amount invested in a SAFE is determined by the investor, and we do not guarantee that the SAFE will be converted into any particular number of shares of Preferred Stock . As discussed in Question 13, when we engage in an offering of equity interests involving Preferred Stock , Investors may receive a number of shares of Preferred Stock calculated as either (i) the total value of the Investor's investment, divided by the price of the Preferred Stock being issued to new Investors, or (ii) if the valuation for the company is more than $10 million , the amount invested divided by the quotient of (a) the Valuation Cap ($10 million) divided by (b) the total amount of the Company's capitalization at that time. Because there will likely be no public market for our securities prior to an initial public offering or similar liquidity event, the price of the Preferred Stock that Investors will receive, and/or the total value of the Company's capitalization, will be determined by our board of directors . Among the factors we may consider in determining the price of Preferred Stock are prevailing market conditions, our financial information, market valuations of other companies that we believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant. In the future, we will perform valuations of our stock (including both common stock and Preferred Stock) that take into account, as applicable, factors such as the following:

- unrelated third party valuations;
- the price at which we sell other securities in light of the relative rights, preferences and privileges of those securities;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the marketability or lack thereof of the securities;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;

- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

Company

Chicago Steak Company, Inc.

- Maryland Corporation
- Organized October 2007
- 17 employees

9200 Corporate Blvd
Rockville MD 20850

http://www.mychicagosteak.com

Business Description

Refer to the Chicago Steak Company profile.

EDGAR Filing

The Securities and Exchange Commission hosts the official version of this annual report on their EDGAR web site. It looks like it was built in 1989.

Compliance with Prior Annual Reports

Chicago Steak Company is current with all reporting requirements under Rule 202 of Regulation Crowdfunding.

All prior investor updates

You can refer to the company's updates page to view all updates to date. Updates are for investors only and will require you to log in to the Wefunder account used to make the investment.

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